Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, Thomas Mangas, the Chief Financial Officer of Starwood Hotels & Resorts Worldwide, Inc. (Starwood), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that (i) the accompanying Form 10-Q of Starwood for the quarter ended September 30, 2014 (the Form 10-Q) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Starwood.

/s/ Thomas B. Mangas
Thomas B. Mangas
Executive Vice President, Chief Financial Officer
Starwood Hotels & Resorts Worldwide, Inc.

October 29, 2014